EXHIBIT 1


                FINANCIAL SERVICES CORPORATION OF THE MIDWEST

                                 $10,000,000

                             ----% NOTES DUE 2006
                         DATED AS OF NOVEMBER 1, 1996

                            UNDERWRITING AGREEMENT

                            ---------------, 1996

B.C. Ziegler and Company
215 North Main Street
West Bend, Wisconsin  53095

Dear Sirs:

          FINANCIAL SERVICES CORPORATION OF THE MIDWEST, a Delaware corporation (the "Company"), hereby confirms its agreement with you, as follows:


          1.   THE NOTES.  The Company proposes to issue $10,000,000 principal
               ---------
amount of its -----% Notes Due 2006, dated as of November 1, 1996 (the "Notes") and to sell the Notes to B.C. Ziegler and Company as underwriter (the "Underwriter"). The Company proposes to issue the Notes for the purpose of repaying certain indebtedness, making a contribution to the capital of THE Rock Island Bank, National Association (the "Bank") and for other corporate purposes.

          2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
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represents and warrants to and agrees with you that:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and has all requisite power and authority (corporate and other) to own its properties and conduct its business, as such is currently being conducted, all as described in the Prospectus (as defined in Section 2(c) hereof); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business would require such qualification and has all requisite power and authority (corporate and other) to own its properties and conduct its business as such is currently being conducted, all as described in the Prospectus;


          (b) The Company has an authorized and outstanding capitalization as set forth under the section entitled "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein except as disclosed in the Prospectus. All of the issued shares of capital stock of the company as set forth in the Prospectus have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except to the extent described in the Prospectus, all outstanding shares of stock of each subsidiary of the Company are owned by the Company or another subsidiary of the Company, have been duly and validly authorized and issued, are fully paid and nonassessable, and except to the extent described in the Prospectus, the shares of stock of each subsidiary owned by the Company or a subsidiary thereof are held free and clear of all liens and encumbrances;

          (c)  A registration statement on Form S-2 (Registration No. 333-     )
with respect to the Notes and any and all of the amendments or supplements thereto have been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended to the date hereof (the "Act"), and the rules and regulations existing as of the date hereof (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and have been filed with the Commission. Copies of such registration statement and amendments or supplements thereto, including the prospectus, financial statements (including the associated notes and schedules thereto), documents incorporated by reference and exhibits thereto, have been delivered to you and your legal counsel. Such registration statement and prospectus, as finally amended and revised at the time such registration statement becomes effective with the Commission, are herein respectively referred to as the "Registration Statement" and the "Prospectus," except that if the prospectus filed by the Company pursuant to Rule 424(b) of the Rules and Regulations differs from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) from and after the time said prospectus is filed with or transmitted to the Commission for filing;

          (d) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus (herein referred to as the "Preliminary Prospectus") with respect to the Notes, and each such Preliminary Prospectus has conformed fully in all material respects with the requirements of the Act, the Rules and Regulations, the Trust Indenture Act of 1939, as amended to the date hereof (the "Trust Indenture Act"), and the rules and regulations thereunder, and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading as of the time when the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date (as defined in Section 3 hereof). The Registration Statement and Prospectus, and any and all amendments or supplements thereto, are in accordance with the Act and the Rules and Regulations, will in all material respects conform to the requirements of the Act and the Rules and Regulations, and the indenture filed as an exhibit thereto to be dated as of November 1, 1996 (the "Indenture") between the Company and M&I First National Bank, as Trustee (the "Trustee"), under which the Notes will be issued, will be duly qualified under and will conform in all material respects to the requirements of, the Trust Indenture Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Closing Date there will not be, any material change in the capital stock or debt of the Company or of the Bank (which entity is also included within the use herein of the term "subsidiaries") or in the consolidated capitalization of the Company and its subsidiaries or any material adverse change in the general affairs, management, financial position, net worth or results of operations of the Bank or of the Company and its subsidiaries considered as a whole, otherwise than as set forth and described in the Prospectus;

          (f) All real properties owned by the Company and its subsidiaries are held under good and marketable title in fee simple, free and clear of all liens, claims, encumbrances, easements, covenants and restrictions, subject only to defects and encumbrances which do not materially affect the value of such property and do not interfere with the conduct of the business as set forth and described in the Prospectus; and all real properties held by the Company and its subsidiaries under lease are held under valid and enforceable leases subject only to such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries;

          (g) The Company is duly registered under the Federal Bank Holding Company Act of 1956, as amended to the date hereof ("Bank Holding Company Act") and is in compliance with the rules and regulations thereunder, and the Company and each subsidiary thereof are in material compliance with, and conduct their respective businesses in conformity with, all applicable laws and governmental regulations, including, without limitation, all laws and governmental regulations governing bank holding companies and banks of all federal and state jurisdictions to which they are subject. To the best knowledge of the Company, no change in such laws or regulations has been proposed or is under consideration which, if made effective, would have an adverse effect upon the financial condition or operations of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries is charged with, or, to their knowledge, is under investigation with respect to, any violation of any such statutes or regulations, or, except as set forth and described in the Prospectus, is the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over its business, operations or properties other than as set forth and described in the Prospectus;

          (h) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth and described in the Prospectus and other than proceedings incident to the conduct in the ordinary course of the kinds of business conducted by the Company and its subsidiaries which, if determined adversely to the Company and its subsidiaries, would have a material adverse effect on the business, financial position, net worth or results of operations of the Company or such subsidiaries; and no such proceedings are known by the Company to be threatened or contemplated by governmental authorities or others except as set forth and described in the Prospectus;

          (i) The issuance and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement will not contravene, conflict with, result in a breach or violation of, constitute a default under or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any of its subsidiaries or any of the terms or provisions of any contract, license, indenture, mortgage, deed of trust, loan agreement, lease, financing agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate (or Articles) of Incorporation or the By-Laws of the Company or any of its subsidiaries, or of any applicable statute, order, rule or regulation known to the Company of any court or of any foreign, federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, the Bank or any other subsidiary of the Company, and no consent, approval, authorization, order, registration or qualification of, or with, any court, public board, agency or any such regulatory authority, instrumentality or other governmental body is required for the issuance and sale of the Notes as contemplated by this Agreement, or the execution, delivery or performance of the Indenture, except the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the public offering of the Notes or as otherwise set forth and described in the Prospectus;

          (j) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms;

          (k) The Notes have been duly authorized, and, when authenticated as contemplated by the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally enforceable binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms;

          (l) All taxes payable in connection with the execution or delivery of the Indenture have been paid;


          (m) Deloitte & Touche LLP and McGladrey & Pullen, LLP, who have certified certain of the financial statements filed with the Commission as parts of the Registration Statement and Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations; and

          (n) The consolidated financial statements and schedules relating to the Company and its subsidiaries in the Registration Statement present fairly the consolidated financial position and results of operations of the Company and its subsidiaries as of the dates (and for the periods set forth therein) and such statements (including the related notes thereto) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

          3.   PURCHASE, SALE AND DELIVERY.  Subject to the terms and conditions
               ---------------------------
herein set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the Notes for a purchase price of $9,625,000 plus accrued interest from November 1, 1996 to the Closing Date.

          The certificates for the Notes, in definitive form and in such authorized denominations and registered in such names as you may request upon at least 48 hours prior notice to the Company, to be purchased by you shall be delivered by or on behalf of the Company to you at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, or at some other location to which you and the Company agree, and at such time and date as you may designate in writing, but in no event later than 10:00 A.M. Milwaukee, Wisconsin time, on ------------, 1996, such time and date being herein called the "Closing Date." Such certificates will be made available for checking and packaging at the offices of Foley & Lardner, at least 24 hours prior to the Closing Date.


          The certificates for the Notes shall be delivered as described above against payment by you on the Closing Date of the purchase price therefor by wire transfer pursuant to the orders of the Company.

          4.   COVENANTS OF THE COMPANY.  The Company covenants and agrees with
               ------------------------
you that:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time as you may designate or request, and will advise you and your legal counsel promptly and confirm such advice in writing:

               (i)  when the Registration Statement has become effective;

               (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification or registration of the Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose; and

               (iii)of any request of the Commission for amendment or supplement of the Registration Statement (either before or after it becomes effective), the Prospectus, any Preliminary Prospectus or for additional information.

The Company will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus before you and your legal counsel have been furnished a copy prior to the filing, or to which you or your legal counsel shall have objected;

          (b) If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly advise you and your legal counsel and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance;

          (c) Not later than sixteen months after the effective date of the Registration Statement the Company will make generally available to its security holders an earnings statement (as defined in Rule 158 under the Act) covering a period of at least twelve months beginning after such effective date, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder;

          (d) The Company will use its best efforts, when and as required by you or your legal counsel, to furnish information and otherwise cooperate in qualifying or registering the Notes for sale under the laws of such jurisdictions as you may designate, and will continue such qualifications or registrations in effect for so long as you may request to effect the distribution of the Notes;

          (e) So long as the Notes shall be outstanding, the Company will furnish to you and your legal counsel, as soon as practicable after the end of each fiscal year, a consolidated balance sheet and consolidated statements of income and stockholders' equity of the Company and its subsidiaries at the end of and for such year, all in reasonable detail and examined and certified by independent certified public accountants; and the Company will furnish to you and your legal counsel:

               (i) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a consolidated balance sheet and consolidated statement of income of the Company and its subsidiaries for such period (which need not be audited);

               (ii) as soon as available, a copy of each and any report of the Company or of the Bank mailed to stockholders thereof or filed with the Commission; and

               (iii)from time to time such other information concerning the Company as you or your legal counsel may request.

          (f) Regardless of whether or not the sale of the Notes provided for herein is consummated, the Company will pay all expenses incident to the sale of the Notes hereunder and the performance of the obligations of the Company under this Agreement. Without limiting the generality of the foregoing, and subject only to the exceptions specifically referred to below, the expenses to be paid by the Company as aforesaid shall include such of the following as are incident to the sale of the Notes hereunder:

               (i) expenses incident to the performance of the obligations of the Company under paragraphs (c) and (e) of Section 4 hereof;


               (ii) the fees and expenses of the Trustee;

               (iii)the printing and preparation of certificates for the Notes;

               (iv) all fees and disbursements of legal counsel for the Company, of your legal counsel and of Deloitte & Touche LLP and McGladrey & Pullen, LLP, limited in the case of legal fees (but not disbursements) of your counsel to $50,000;

               (v) the cost of obtaining, preparing, printing, reproducing, filing and furnishing to you and your legal counsel the Registration Statement, Prospectus, Preliminary Prospectus, the Indenture and any and all amendments and supplements to all such documents, this Agreement, and any other documents required to be filed or furnished to you or your legal counsel by the Company pursuant to this Agreement;

               (vi) all costs, fees and expenses, including legal counsel fees, incident to registering or qualifying the Notes under the securities or blue sky laws of the several states pursuant to Section 4(d) hereof; and

               (vii)all fees payable to the National Association of Securities Dealers, Inc.

          (g) There shall be delivered to you and your legal counsel on the effective date of the Registration Statement, and from time to time thereafter during such period as in the opinion of your counsel a prospectus is required by law to be delivered in connection with sales of the Notes, so many copies of the Prospectus (as supplemented or amended if the Company shall have prepared any supplements or amendments thereof) as you or your legal counsel may request, and to you and your legal counsel, prior to the effective date of the Registration Statement, such number of copies of the Preliminary Prospectus as you or your legal counsel may request. No charge shall be made for furnishing any thereof;

          (h) There shall be delivered to you and your legal counsel, without charge, two signed copies of the Registration Statement, including all exhibits thereto and of any amendments or supplements made to the Registration Statement subsequent to its effective date, and to you and your legal counsel, without charge, such reasonable number of conformed copies of the Registration Statement (excluding exhibits) and of any amendments or supplements made to the Registration Statement subsequent to its effective date as you or your legal counsel may request; and

          (i) The Company will comply with, or cause to be complied with, the conditions precedent to your obligations specified in Section 5 hereof.

          5.   CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER.  Your
               ------------------------------------------------
obligations to purchase and pay for the Notes on the Closing Date shall be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties on the part of the Company herein set forth, to the accuracy of the Statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., Milwaukee, Wisconsin time, on the date of this Agreement, or such later date or time as shall have been consented to in writing by you, and prior to the Closing Date:

               (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Company after due inquiry of the Commission, or you, shall be contemplated by the Commission;

               (ii) trading in securities on the New York Stock Exchange shall not have been suspended and minimum or maximum prices shall not have been established on such Exchange;

               (iii)no banking moratorium shall have been declared by Iowa, Illinois, New York, Wisconsin or United States authorities;

               (iv) the United States shall not have become engaged in hostilities which have resulted in a declaration of a national emergency or declaration of war and which, in your judgment, render it inadvisable to proceed with the public offering or the delivery of the Notes; and

               (v) neither the Company nor any of its subsidiaries shall have sustained since March 31, 1996, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; since the respective dates as of which information is given in the Prospectus there shall not have been any change in the Capital Stock or debt of the Company or the Bank or a change, or a development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Bank or any other subsidiary otherwise than as set forth and described in the Prospectus; and operating, political, international, economic or market conditions shall not exist, as of the date hereof or as the Closing Date, the effect of which, in any case described in this clause (a), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Notes at 100% of the principal amount thereof.

          (b) The Notes shall have been qualified or registered for sale under the state securities or blue sky laws of such jurisdictions as shall have been specified by you prior to the date hereof;

          (c) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of your legal counsel is material, or omits to state a fact which, in the opinion of such legal counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading;

          (d) Prior to the effective date of the Registration Statement and prior to the Closing Date you shall have received an opinion or opinions of Winthrop & Weinstine, P.A., as counsel for the Company, dated as of the effective date and the Closing Date, respectively, in form satisfactory to you and your legal counsel, to the effect contained in paragraphs (a), (f) (provided, however, that the opinion of such counsel with respect to paragraph
(f) of Section 2 hereof shall be limited solely to the status of title of the Company's banking facility located at 230-18th Street, Rock Island, Illinois),
(g), (h) and (i) of Section 2 hereof (in each of these respective paragraphs where the Company has qualified its representations and warranties to the best of its knowledge, such counsel may do the same, and with respect to paragraphs
(h) and (i) of Section 2 hereof, such counsel may qualify its opinion, to the extent acceptable to you and your legal counsel, to the best of its knowledge after due inquiry of each of the current directors of the Company) and further to the effect that:

               (i) the Company is duly registered under the Bank Holding Company Act and is in compliance in all material respects with the provisions thereof and the rules and regulations thereunder, and, the Company and each subsidiary thereof are in compliance with, and conduct their respective businesses in conformity with, all other applicable laws and governmental regulations of jurisdictions to which they are subject; provided, however, that no opinion need be expressed by such counsel as to whether the Company and each subsidiary thereof are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and governmental regulations governing the making and enforceability of any loan made by the Company or any of its subsidiaries to third parties;

               (ii) the Company has full power and authority to enter into and perform this Agreement and the Indenture and to issue and sell the Notes hereunder and this Agreement and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action and this Agreement has been duly executed and delivered by and on behalf of the Company and is a validly and legally enforceable binding obligation of the Company except to the extent that rights to indemnification may be limited by public policy and under the federal securities laws or by any orders, rules and regulations thereunder, and by order of any court;

               (iii)the Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally enforceable binding obligations of the Company entitled to the benefits provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights; the terms of the Notes and the Indenture substantially conform to the descriptions thereof in the Prospectus;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company, and (assuming that the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally enforceable binding instrument of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and except to the extent that rights to indemnification may be limited by public policy and under the federal securities laws or by any orders, rules and regulations thereunder, and by any order of any court;

               (v) all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Notes have been paid; and there is no need to file or record the Indenture with any governmental authority except in connection with compliance with federal and state securities laws;

               (vi) all of the issued shares of capital stock of the Company as set forth in the Prospectus have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, except to the extent described in the Prospectus, all outstanding shares of stock of each subsidiary of the Company are owned by the Company or another subsidiary of the Company, have been duly and validly authorized and issued, are fully paid and nonassessable, and except to the extent described in the Prospectus, including the financial statements and notes thereto, the shares of stock of each subsidiary owned by the Company or a subsidiary thereof are held free and clear of liens and encumbrances;

               (vii)the Registration Statement has become effective under the Act and the Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the effectiveness of the Registration Statement, and to the best of such counsel's knowledge after due inquiry of the Commission, no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, the Prospectus and each amendment and supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules thereto, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Trust Indenture Act and the rules and regulations thereunder; the descriptions in each Preliminary Prospectus and in the Prospectus of statutes, legal proceedings, contracts and other documents are accurate in all material respects and present fairly the information contained therein; such counsel has no reason to believe that the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto as of the date of such opinion contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than financial statements and related schedules thereto, as to which such counsel need express no opinion); and such counsel does not know, after due inquiry and investigation, of any contracts, leases, agreements or other documents, or transactions or relationships of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto which are not filed or described as required (no opinion need be given as to consents, approvals, authorizations, registrations or qualifications required under state securities or blue sky laws in connection with the public offering of the Notes by you); and

               (viiii)the opinion of such counsel may also be subject to the following matters: (A) the enforceability of each of the documents herein is subject to applicable statutes of limitations; and
     (B) the availability of the remedy of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of the court before which any proceedings therefor may be brought.

          (e) All corporate proceedings and related matters in connection with the organization of the Company and the registration, qualification, authorization, issue, sale and delivery of the Notes shall have been satisfactory to Foley & Lardner, legal counsel to you, and Foley & Lardner shall have been furnished with such papers and information as they may have requested to enable them to pass upon the matters referred to in this paragraph (e);

          (f) you shall have received a certificate of the Company signed by its chief executive officer and its principal financial or accounting officer, dated the Closing Date, to the effect that:

               (i) the representations and warranties of the Company set forth in Section 2 of this Agreement were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, as if again made on and as of the Closing Date, and the Company has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied by it at or prior to the Closing Date;

               (ii) no stop order preventing or suspending the effectiveness of the Registration Statement has been issued; the Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus filed as part of the Registration Statement or any amendment or supplement thereto; and to the best of the knowledge of such officers after due inquiry and investigation of the Commission, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (iii)each of the respective signatories of the certificate has carefully examined the Registration Statement, each Preliminary Prospectus and the Prospectus and, in his or her opinion and to the best of his or her knowledge, information and belief, the Registration Statement, each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, contain all statements required to be stated therein, and neither the Registration Statement, any Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth; and

               (iv) since the latest dates as of which information is given in the Registration Statement and the Prospectus, there has not been any adverse change or a development involving a prospective adverse change in the business, properties, financial condition or earnings of the Company or its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as disclosed in said Registration Statement or Prospectus as theretofore amended; since such dates and except as so disclosed or in the ordinary course of business, neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or indirect, or entered into any other material transaction; since such dates and except as so disclosed, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has declared or paid any dividend, or made any other distribution, upon its outstanding shares of Common Stock payable to stockholders of record on a date prior to the Closing Date, except that in August 1996 the Company declared dividends of approximately $236,514, which were paid in September 1996; since such date and except as so disclosed, the Company and its subsidiaries have not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company or any such subsidiary; and, since such date and except as so disclosed, neither the Company nor any such subsidiary has sustained a material loss or interference by strike, labor dispute, fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

          The delivery of the certificate provided for in this paragraph (f) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing subparagraphs (i), (ii), (iii) and
(iv) of this paragraph (f) to be set forth in said certificate.

          (g) At the time this Agreement is executed by the Company, you shall have received a letter addressed to you from Deloitte & Touche LLP and McGladrey & Pullen, LLP, independent certified public accountants, dated as of a date not more than five business days prior to the date of this Agreement (which letter shall be confirmed on the Closing Date with another letter as of the date not more than five business days prior to the Closing Date), as to certain financial or accounting matters previously requested by you. There shall not have been any change or decrease specified in any of these letters which make it impractical or inadvisable in your judgment to proceed with the purchase or sale of the Notes as contemplated hereby;

          (h) Such further certificates and documents as you or your legal counsel may request.

          6.   REIMBURSEMENT OF YOUR EXPENSES.  If the sale of the Notes
               ------------------------------
provided for herein is not consummated because any condition to your obligations hereunder are not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of legal counsel) that shall have been incurred by you and them in connection with the proposed purchase and sale of the Notes, and the Company shall not have any further liability hereunder except as provided in Section 4 and Section 7 hereof.

          7.   INDEMNIFICATION.
               ---------------

          (a) The Company will indemnify and hold you harmless against any losses, claims, damages or liabilities (or actions in respect thereof) to which you may become subject, which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any application filed under any blue sky law or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction in order to qualify or register any or all of the Notes under the securities laws thereof (any such document, application or information being hereinafter referred to as a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse you for any legal or other expenses incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

          The indemnity agreement provided for in this paragraph (a) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act.

          (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject (or actions in respect thereof) which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses incurred by you in connection with investigating or defending any such action or claim, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein.

          The indemnity agreement in this paragraph (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and the Rules and Regulations. Notwithstanding the provisions of this Section, you shall not be required to indemnify the Company in any amount in excess of the total price at which the Notes purchased by you hereunder were offered to the public.

          (c)  Promptly after receipt by an indemnified party under paragraph
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subdivision, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subdivision. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subdivision for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation; and

          (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraph (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the purchase and sale of the Notes; or


               (ii) if the allocation provided by subparagraph (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph
     (i) above, but also the relative fault of the Company and you in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

          The respective relative benefits received by the Company and you shall be deemed to be in such proportion so that you are responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the "Underwriting Discounts and Commissions per Note" appearing on the cover page of the Prospectus bears to the "Price to Public per Note" appearing thereon, and the Company and its officers, directors and controlling persons, in the aggregate, jointly and severally, are responsible for the remaining portion. The relative fault of the Company and you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and you agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          8.   SURVIVAL OF PROVISIONS.  The respective agreements, indemnities,
               ----------------------
representations, warranties and other statements of the Company and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment of the Notes.

          9.   NOTICES.  Any notices which you may desire or be required to give
               -------
to the Company hereunder shall be deemed to be duly given when sent by telegram addressed to, or when delivered to Financial Services Corporation of the Midwest, 224 - 18th Street, Suite 202, Rock Island, Illinois 61201-8737. Any notice which the Company may desire or be required to give to you hereunder shall be deemed to be duly given when sent by telegram addressed to, or when delivered to you at B.C. Ziegler and Company, 215 North Main Street, West Bend, Wisconsin 53095.

          10.  SUCCESSORS.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. The term "successors" as used in this agreement shall not include any purchasers, as such purchaser, from you of any of the Notes.

          11.  APPLICABLE LAW.  This Agreement shall be construed in accordance
               --------------
with the laws of the State of Illinois applicable to contracts made and to be performed in that state.

          12.  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
fully or partially executed counterparts, each of which shall be deemed an original binding the signatory thereof, and the entity on whose behalf this Agreement is executed, against the other party hereto, but all counterparts together shall constitute one and the same instrument; provided, however, that you shall have no obligation or liability hereunder until the Company has executed this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and you in accordance with its terms.

                                   Very truly yours,

                                   FINANCIAL SERVICES CORPORATION
                                     OF THE MIDWEST



                                   By:---------------------------


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

B.C. ZIEGLER AND COMPANY



By:  ------------------------
     Eugene H. Rudnicki
     Senior Vice President